EXHIBIT 10.25


Dated this 29th day of March 2004


                       GOVERNMENT OF THE REPUBLIC OF GHANA

                                       AND

                        GOLDENRAE MINING COMPANY LIMITED

               __________________________________________________


                               PROSPECTING LICENCE

               __________________________________________________


                                SOLICITOR OF THE
                                  SUPREME COURT


                  TERM:                 TWO (2) YEARS (RENEWABLE)

                  COMMENCEMENT:         29-03-2004

                  EXPIRY DATE:          28-03-2006

                  FILE NO.:             PL. 5/142

                                                                     LVB 4528/04

THIS AGREEMENT is made the 29th day of March 2004 BETWEEN THE GOVERNMENT OF THE REPUBLIC OF GHANA (hereinafter called "THE GOVERNMENT") acting by MRS. CECILIA BANNERMAN, the Minister of Mines (hereinafter called "THE MINISTER") of the One Part and GOLDENRAE MINING LIMITED having its registered office at 7 SHIPPI LINK EAST CANTONMENTS, PMB 23, CANTONMENTS - ACCRA, GHANA (hereinafter called "THE COMPANY") of the Other Part.

WHEREAS:
--------

A. It is Government's policy to take all such steps as it deems appropriate and effective for prospecting for minerals in the Republic of Ghana and for producing gold and diamonds hereby ensuring that the maximum possible benefits accrue to the nation from the exploitation of its mineral resources;

B. In pursuit of the above policy Government desires to secure the co-operation of Companies which possess the necessary financial and managerial qualifications and skills for carrying out mineral operations;

C. The Company, which warrants its financial, technical and managerial competence for undertaking mineral operations has declared itself willing to engage in prospecting operations in Ghana on the understanding that it shall bear the risk and cost of such prospecting operations and on establishing that there are good prospects for undertaking commercial mining operations it may apply for and be granted a mining lease subject to the provisions of the Minerals and Mining Law, 1986 (PNDCL 153);

WITNESSESS AS FOLLOWS:
----------------------

1. The Government hereby grants unto the Company the right and licence to Prospect for and prove gold and diamonds under or in the area described in the Schedule hereto and demarcated on the map which forms part of this AGREEMENT (hereinafter called "the Licence Area") excluding any parts to be relinquished from time to time for a term of TWO (2) YEARS from the 24 day of March 2004 with a right of extension as hereinafter provided.

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2.    RIGHTS OF THE COMPANY:
      ----------------------

      a. The Company shall have the right to conduct such geological and geophysical investigations in the Licensed Area as it considers necessary to determine an adequate quantity of geologically proven and mineable reserve of gold and diamonds.

      b. The Company may exercise all or any of the rights and powers granted hereunder through agents, independent contractors or sub-contractors.

      c. The Company shall not conduct any operations in a sacred area and shall not without the prior consent of the Minister conduct any operations:

            i. within twenty metres of any building, installations, reservoir, dam, public road, railway or area appropriated for a railway; or

            ii. in an area occupied by a market, burial ground, cemetery or within a town or village or an area set apart for, used, appropriated or dedicated to a public purpose.

      d. Nothing contained in this Agreement shall be deemed to permit the Company to dispense with the necessity of applying for and obtaining any permit or authority which the Company may be required by law or regulation to obtain in respect of any works and/or activities to be carried out hereunder.

3.    RIGHTS OF THIRD PARTIES:
      ------------------------

      a. The Government reserves the right to grant licenses to third parties for prospecting or enter into Agreements for the production of minerals other than gold and diamonds in the Licensed Area, provided that any such activity shall not unreasonably interfere with the rights granted to the Company hereunder.

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      b.    The Company shall not hinder or prevent members of the local population from exercising the following customary rights and privileges in or over the Licensed Area:

            i.    to hunt game

            ii.   to gather firewood for domestic purposes

            iii.  to collect snails

            iv.   to till and cultivate farms

            v. to observe rites in respect of groves and other areas held to be sacred.

            Provided always that where the exercise of these customary rights and privileges unduly interferes with or obstructs the operations of the Company hereunder, the Company shall make arrangements with members of the said local population for the limitation or waiver of such rights and privileges, such arrangements to include the payment of compensation where necessary. The Government shall furnish such assistance as is reasonably required in the making of such arrangements.

4.    CONDUCT OF OPERATIONS:
      ----------------------

      a. The Company shall conduct all of its operations hereunder with due diligence, efficiency and economy to the maximum extent possible consistent with good mining industry practice and in a proper workmanlike manner observing sound technical and engineering principles and practices, using appropriate modern and effective equipment, machinery, materials and methods and to pay particular regard to the protection of the environment.

      b. The Company shall maintain all equipment in good repair and all pits and trenches and all excavated areas in safe and good condition and take all practicable steps:-

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

            i.    to prevent damage to adjoining farms and villages;

            ii. to avoid damage to trees, crops, building, structures and other property in the Licensed Area to the extent however, that any such damage is unavoidable the Company shall pay fair and reasonable compensation.

                  The Company shall provide and maintain in good repair and condition proper roads, gates, stiles and fences for the convenient occupation of the surface of the Licensed Area.

      c. The Company shall use its best efforts to exercise its rights and powers granted by this Agreement in such manner as not to cause interference with or avoidable obstruction or interruption to the felling of timber by the licensed timber operators within the Licensed Area and the Government shall furnish assistance to the Company to make appropriate arrangements with such operators to permit the prospecting programme to proceed without interference or delay.

5.    WORKING OBLIGATIONS:
      --------------------

      a. The Company shall with due diligence and by means of modern geological, geophysical and other methods normally associated with mineral prospecting and within three months of the date of this Agreement or at such other time as the Minister may specify, commence prospecting operations with a view to establishing the existence of gold and diamonds in economic quantities.

      b. The Company, having prior to the commencement of this Agreement submitted its programme of work to the Government, shall carry out its operations in accordance with the programme and the Chief Executive of the Minerals Commission, Chief Inspector of Mines or any other officer authorized by the Government shall from time to time inspect the operations to ensure that the Company does so.

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      c.    The Company shall diligently continue to carry out its operations hereunder and shall spend as actual direct prospecting expenditure not less than the minimum amounts specified in its work programme.

      d. If on the termination or expiration of this Agreement for any reason other than force majeure the Company shall not have spent the amounts specified in the work programme, the difference between the amount actually expended and the stipulated minimum for the year in which termination or expiration takes place shall be paid to the Government within thirty days after the date of such termination or expiration provided that if the termination shall be occasioned by force majeure or upon adequate proof, by the Company that gold and diamonds mineralization does not exist in sufficient quantities in the area to warrant completion of the work programme, the Company shall not be liable to pay to the Government any difference on the stipulated minimum expenditure.

6.    NOTIFICATION OF DISCOVERY OF OTHER MINERALS:
      --------------------------------------------

      The Company shall report forthwith to the Minister, the Chief Inspector of Mines, the Director of Geological Survey and the Chief Executive of the Minerals Commission the discovery in the Licensed Area of any other minerals and the Company shall be given the first option to prospect further and to work the said minerals subject to satisfactory arrangements between the Government and the Company.

7.    SAMPLES:
      --------

      a. The Company shall not during the currency of this Agreement destroy, except in analyses, any cores or samples obtained from the Licensed Area without the prior written consent of the Director of Ghana Geological Survey.

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

      b. The Company shall provide the Director of Ghana Geological Survey and the Chief Inspector of Mines with such samples from the Licensed Area as they may from time to time reasonably request.

      c. All cores and samples obtained from the Licensed Area shall be delivered to the Director of Ghana Geological Survey on the termination of this Agreement and in the event of the Company not obtaining a mining lease.

8.    RECORDS:
      --------

      a. The Company shall maintain at its registered office copies of the following:-

            i. full and complete records and books of account relating to the prospecting programme.

            ii. the detailed results and analysis of all surveys, boring, pitting, investigations and other testing conducted pursuant to the provisions of this Agreement.

      b. The records referred to in the foregoing paragraph shall include copies of all geological, geophysical, geochemical, drilling and pitting reports relating to the Licensed Area and all maps, drawings and diagrams pertaining to these reports.

      c. The said records, with the exception of proprietary technical information, shall be made available for inspection at reasonable times without delaying work on the prospecting programme, by the Chief Inspector of Mines and the Chief Executive of the Minerals Commission or their representatives, upon request, and shall be retained in Ghana, unless removed with Government's consent.

      d. Failure to keep such records and to produce them for inspection upon receipt of reasonable notice shall constitute just cause for the cancellation of this Licence.

      e. Copies of the aforementioned records shall be delivered to the Chief Executive of the Minerals Commission and the Chief Inspector of Mines on the termination of this Agreement and in the event of the Company not obtaining a mining lease in respect of the Licensed Area.

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9.    REPORTS:
      --------

      a. The Company shall furnish to the Chief Inspector of Mines, the Director of Ghana Geological Survey and the Chief Executive of the Minerals Commission, not later than the 15th of each third month, a report giving a general description of the work done by the Company in the preceding quarter and containing a description accompanied by a sketch plan of the areas where any gold and diamonds or any other minerals were found, particulars of the type of minerals found and the number and weight of samples taken, if any.

      b. The Company shall furnish to the Chief Inspector of Mines, Chief Executive of the Minerals Commission and the Director of Ghana Geological Survey not later than sixty days after the end of each calendar year, an Annual Report in such form as may be prescribed.

      c. All records, reports, plans and information which the Company is required to supply to the Government and its agents pursuant to the provisions of this Agreement shall be supplied at the expense of the Company.

      d. Any information or material supplied by the Company to the Government pursuant to the provisions of this Agreement shall be treated by the Government, its officers and agents as confidential and shall not be revealed to third parties except with the consent of the Company (which consent shall not be unreasonably withheld) for a period of 12 months with respect to technical information and 36 months with respect to financial information from the date of submission of such information. The Government and persons authorized by the Government may nevertheless use any such information received from the Company for the purpose of preparing and publishing general reports on minerals in Ghana.

10.   FINANCIAL OBLIGATION:
      ---------------------

      a.    The Company shall pay to the Government:

            i. in consideration of the grant of the right of prospecting for gold and diamonds in the Licensed Area an amount of US$15,000.00 (fifteen thousand U.S. Dollars) within 30 days from the date of this Agreement.

            ii.   a yearly rent of (cent) 67,000.00 (sixty seven thousand cedis)

      b. Payment of the rent specified in the foregoing paragraph shall be made yearly in advance, the first year's payment having been made before the execution of this Agreement.

11.   ASSIGNMENT, MORTGAGE, ETC:
      --------------------------

      a. The Company shall not assign, mortgage, sublet or otherwise transfer any interest in the Licensed Area without the prior written consent of the Government.

      b. The Government may impose such conditions on the giving of such consent as it thinks fit.

12.   SURRENDER OF PART OF LICENSED AREA:
      -----------------------------------

      a. The Company may surrender at any time and from time to time by giving not less than three months' notice to the Chief Inspector of Mines and the Chief Executive of the Minerals Commission, all its rights hereunder in respect of any part or parts of the Licensed Area. The Company shall be relieved of all obligations in respect of the part or parts of the Licensed Area so surrendered except those obligations which accrued prior to the effective date of surrender.

      b. The Company shall leave the part of the Licensed Area surrendered and everything thereon in a safe condition. The Company shall take all reasonable measures to restore the surface of such part of the

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

            Licensed Area surrendered and all structures thereon not the property of the Company to their original condition. In the event that the Company fails to do so, the Chief Inspector of Mines shall make such part and everything thereon safe and in good condition at the expense of the Company.

13.   RENEWAL OF LICENCE:
      -------------------

      a. If the Company applies in writing to the Government not less than three months before the expiration of this Agreement for a renewal of the licence hereof and if the Company shall not be in default at that time in the performance of any of its obligations hereunder the Company may, subject to the provisions of the law, be granted a period not exceeding two years upon such terms and conditions as the parties may then agree.

      b. A further renewal of the licence may be granted in accordance with the provisions of the Minerals and Mining Law 1986, PNDCL 153.

14.   RE-ENTRY BY GOVERNMENT:
      -----------------------

      If the operations and activities of the Company in accordance with the prospecting programme shall cease in the Licensed Area before the same have been completed and if such cessation shall be due entirely to the fault of the Company, the Government may, upon giving the notice and following the procedure required in paragraph 15 below, re-enter the Licensed Area and take possession of all buildings, erections, plants and materials thereon without compensation to the Company (such right of entry not to prejudice any additional remedy of the Government), and thereupon the Agreement shall terminate.

15.   TERMINATION BY THE GOVERNMENT:
      ------------------------------

      a. The Government may, subject to the provisions of this paragraph, terminate this Agreement if any of the following events shall occur:

            i. the Company shall fail to make any of the payments described in this Agreement on the payment date; or

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

            ii. the Company shall contravene or fail to comply with any other condition of this Agreement; or

            iii. the Company shall become insolvent or commit any act of bankruptcy or enter into any agreement or composition with its creditors or take advantage of any law for the benefit of debtors or go into liquidation, whether compulsory or voluntary, except for the purposes of reconstruction or amalgamation; or

            iv. the Company knowingly submits any false statement to the Government in connection with this Agreement.

      b. If and whenever the Government decides to terminate this Agreement pursuant to clauses (i) and (ii) of the preceding sub-paragraph, the Government shall give the Company notice specifying the particular contravention or failure and permit the Company to remedy the same within twenty-one days of such notice or such longer period as the Minister may specify in such notice as reasonable in the circumstances.

      c.    If the Company shall fail to remedy an event specified in clauses
            (i) and (ii) of sub-paragraph (a) of this paragraph within the stated period, or an event specified in clauses (iii) and (iv) of the said sub-paragraph shall occur, the Government may by notice to the Company terminate this Agreement.

      d. Upon termination of this Agreement by the Government every right of the Company hereunder shall cease (save as specifically otherwise provided hereunder) but subject nevertheless and without prejudice to any obligation or liability imposed or incurred under this Agreement or applicable law prior to the effective date of termination.

      e. No delay or omission or course of dealing by the Government shall impair any of its rights hereunder or be construed to be a waiver of an event specified in sub-paragraph (a) of this paragraph or acquiescence therein.

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

16.   ASSETS ON TERMINATION OR EXPIRATION:
      ------------------------------------

      Upon the termination or expiration of this Agreement, the Company may within sixty days from the effective date of such termination, remove from the Licensed Area any structures and installations erected and any movables placed thereon by the Company. Any structures, installations and movables not so removed within the said period shall become the property of the Government without charge.

17.   FORCE MAJEURE:
      --------------

      a. Failure on the part of the Company to comply with any of the terms and conditions hereof (except the obligations to make payment of monies to the Government) shall not be grounds for cancellation or give the Government any claim for damages in so far as such failure arises from force majeure, the Company having taken all appropriate precautions, due care and reasonable alternative measures with the objective of avoiding such failure and of carrying out its obligations hereunder. The Company shall take all reasonable measures to remove such inability to fulfill the obligations hereunder with the minimum of delay.

      b. For purposes of this paragraph force majeure includes acts of God, war, insurrection, earthquake, storm, flood or other adverse weather condition but shall not include any event caused by the failure to observe good mining industry practice or by the negligence of the Company or any of its employees or contractors.

      c. The Company shall notify the Minister within twenty-four hours of an event of force majeure affecting its ability to fulfill the terms and conditions hereof.

      d. The period of this Agreement shall be extended for a period of time equal to the period or periods during which the company was affected by any of the conditions set forth in sub-paragraph (b) of this paragraph, but not to exceed six months in the aggregate.

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18.   FOREIGN EXCHANGE:
      -----------------

      a. Subject to sub-paragraph (b) of this paragraph the Company shall, during the term of this Agreement and so long as it does not derive any revenue from its operations hereunder, finance such operations in the following manner:

            i. by converting to Ghana currency through authorized dealers such amounts of foreign currency as will be sufficient to cover the Company's operating expenses required to be paid in Ghana currency including any payments to the Government and third parties provided that the terms of any loans obtained abroad shall be in conformity with currency international commercial and monetary conditions and that prior notice of such loans and advances shall be furnished to the Bank of Ghana.

            ii. By directly purchasing and/or hiring abroad as is necessary for conducting the prospecting programme with its foreign currency funds and importing to and/or using in Ghana freely and without restrictions such machinery, equipment, materials and services of any nature whatsoever as will be required by the Company for its operations hereunder.

      b. The Company may be required to pay all its rentals and other licensing fees to the Government in dollars or other freely convertible currency, or such currencies as shall be specified by the Bank of Ghana.

      c. All conversions of currency shall be made at the prevailing official rates of exchange.

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19.   PRODUCTION AGREEMENT:
      ---------------------

      If upon the expiration of this Agreement the Company shall have carried out its obligations hereunder to the satisfaction of the Government and shall have successfully established to the Government that the development of a mine from ore reserves established within the Licensed Area is economically and financially feasible, then the Government shall grant to the Company the first option to (i) acquire a lease for the purposes of mining in the Licensed Area, and (ii) participate in a mining project in the Licensed Area subject to negotiation with the Government of satisfactory terms for such licence and participation

20.   NOTICE:
      -------

      Any application, notice, consent, approval, direction, or instruction hereunder shall be in writing and shall be served by hand or by registered mail. Delivery by hand shall be deemed to be effective when made, and delivery by registered mail shall be deemed to be effective at such time as it would in the ordinary course of registered mail be delivered to the addressee. Until changed by appropriate notice, the Company's address in Ghana is its registered office as set forth above and the addresses of the Government officials are as follows:

      i.    The Hon. Minister, Ministry of Mines, P.O. Box M.212, Accra.

      ii.   The Chief Inspector of Mines, Mines Department, P.O. Box 3634, Accra

      iii.  The Director, Ghana Geological Survey, P.O. Box M.80, Accra

      iv.   The Chief Executive, Minerals Commission, P.O. Box M.248, Accra

      v.    The Director, Survey Department, P.O. Box 191, Accra

      vi.   The Governor, Bank of Ghana, P.O. Box 2674, Accra.

21.   ARBITRATION:
      ------------

      Subject to the provisions hereof, if any time during the continuance of this Agreement or after its termination any question or dispute shall arise regarding the rights, powers, duties and liabilities of the parties hereto such question or dispute shall be referred to arbitration in accordance with the Arbitration Act 1961 (Act 38). In such event, there shall be two arbitrators, one to be appointed by each party.

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22.   GOVERNING LAW:
      --------------

      This Agreement shall be governed by, construed and interpreted in accordance with the laws of Ghana.

23.   HEADINGS:
      ---------

      The headings given to paragraphs in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

                         THE SCHEDULE ABOVE REFERRED TO:
                         -------------------------------

All that piece or parcel of land containing an approximate area of 33.65 square kilometres lying to the North of Latitudes 6(degree)06'35", 6(degree)07'13" and 6(degree)08'35"; South of Latitudes 6(degree)09145", 6(degree)10'06", 6(degree)11'01", 6(degree)11'05" and 6(degree)11'15"; East of Longitudes 0(degree)34'35", 0(degree)35'04", 0(degree)36'01" and 0(degree)36'22"; West of
Longitudes 0(degree)31'52", 0(degree)32'55", 0(degree)33'19" and 0(degree)33'41"
in the East Akim District of the Eastern Region of the Republic of Ghana which piece or parcel of land is more particularly delineated on the plan annexed hereto for the purposes of identification and not of limitation.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED AND SEALED with the SEAL         )
of the Ministry of Lands, Forestry &    )
Mines and DELIVERED by                  )
the said MRS. CECILIA BANNERMAN         )   /s/ Cecilia Bannerman
Minister of Mines for and on behalf of  )       Cecilia Bannerman, Minister
the Government of the                   )       Ministry of Mines
Republic of Ghana in the presence:      )


/s/ Ohene Okai
--------------
    Ohene Okai
    Witness

The COMMON SEAL/STAMP of the said       )
GOLDENRAE MINING COMPANY LTD.           )
was affixed to these presents and the   )
same were DELIVERED in the              )
presence of:                            )


/s/ Michael Cawood
------------------
    Michael Cawood
    Managing Director


/s/ Mabel Ocran
---------------
    Mabel Ocran
    Secretary

                                  OATH OF PROOF
                                  -------------

I, George Banful, of Minerals Commission MAKE OATH and SAY that on the 25th. day of March, 2004

I was present and saw MRS. CECILIA BANNERMAN, the Minister of Mines duly execute the Instrument now produced to me and Marked "A" and that the said MRS. CECILIA BANNERMAN can read and write,

Sworn at Accra this...21st... day of April, 2004

Before Me

         /s/                            /s/ George Banful
         ------------------             -----------------
         REGISTRAR OF LANDS                 DEPONENT

This is the Instrument Marked "A" Referred to in the Oath of George Banful

SWORN before me this   21st... day of April, 2004

                                       /s/
                               ------------------
                               REGISTRAR OF LANDS
                                High Court Accra

On the...21st...day of April, 2004 at 12:14 O'clock in the afternoon this Instrument was proved before me by the Oath of the within-named George Banful to have been duly executed by the within-named George Banful.

                                       /s/
                               ------------------
                               REGISTRAR OF LANDS
                                 Chief Registrar
                                High Court Accra


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